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                                                                  EXHIBIT 10.13


                           PATENT PURCHASE AGREEMENT

        This agreement, entered into as of the 23rd day of March, 1993, by and between Cash Can, Inc., a Texas Corporation having its principal place of business at 1100 NE Loop 410, Suite 900, San Antonio, Texas 78209 (herein called "CASH CAN") and Gadar Industries, Inc., a Minnesota Corporation having its principal place of business at Forest Lake, Minnesota (herein called "GADAR").

                                  WITNESSETH:
                                  -----------

        WHEREAS GADAR owns the RHOADES PATENT (herein defined);

        WHEREAS CASH CAN is in the business of recyling metallic containers;

        WHEREAS CASH CAN and GADAR wish to join together for the purposes of financially exploiting the RHOADES PATENT,

        NOW THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to being legally bound, agree as follows:


                                   ARTICLE I
                                  Definitions
                                  -----------

        Whenever they are used in this agreement, the following capitalized terms shall have the meanings defined in this article.

        1.1 "RHOADES PATENT" means United States Letters Patent No. 4,989,507, entitled "Collector for Empty Used Recyclable Beverage Cans".

                                   ARTICLE II
                           Purchase of RHOADES PATENT
                           --------------------------

        2.1 GADAR, warranting that it has the right to do so, hereby sells to CASH CAN all right, title and interest in and to the RHOADES PATENT and shall promptly prepare, execute




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and forward to CASH CAN a simple assignment in a form suitable for recording in the U.S. Patent Office.

                                  ARTICLE III
                           Use of the RHOADES PATENT

        3.1 CASH CAN agrees to promote the design, construction or operation of devices which are the subject of the RHOADES PATENT.

                                   ARTICLE IV
                                 Purchase Price

        4.1 The purchase price for the RHOADES PATENT shall be as follows. CASH CAN will pay to GADAR or to its designee (a) the sum of One Million Dollars ($1,000,000) for the assignment of the RHOADES PATENT. Payment shall be made by the issuance of One Hundred Thousand (100,000) shares of CASH CAN, Inc., Class A convertible preferred stock, Ten Dollars ($10.00) per share redemption value, seven year term, convertible 2 for 1 to common stock and (b) One Hundred Twenty-five Thousand (125,000) shares of CASH CAN common stock.

                                   ARTICLE V
                                 Purchase Price

        5.1 GADAR makes no warranty and gives no assurance that the exploitation of the RHOADES PATENT will be free from patent infringement in the U.S. or elsewhere. GADAR assumes no liability for such patent infringement.

        5.2 In the event that the RHOADES PATENT is infringed, CASH CAN shall have the sole right to initiate action by negotiations or litigation to abate or eliminate the infringement.

        5.3 CASH CAN shall make the necessary payments to maintain the RHOADES PATENT in force. These payments are to be made by the following anniversaries of the grant of the RHOADES PATENT: 3-1/2, 7-1/2, and 11-1/2 years.

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                                   ARTICLE VI
                                     Notice

        6.1 Any notice to be given by either party to the other may be served in person or by telegram or by first class letter sent to last known address or place of business of the other party, and notice shall operate and be deemed to have been given at the expiration of two (2) business days from the date of the telegram or three (3) business dates from the date the letter is deposited in the U.S. Postal Service unless actual receipt at an earlier date is established, and proof that (a) the telegram was sent or (b) the letter was properly addressed and deposited shall be sufficient evidence of service.
Until further advised, all notices shall be sent as follows:

        William M. Rhoades                 Michael J. King
        President                          President
        GADAR INDUSTRIES, INC.             CASH CAN, INC.
        5765-214th Street N.               1100 N.E. Loop 410, Suite 900
        Forest Lake, Minnesota 55025       San Antonio, Texas 78209


                                  ARTICLE VII
                                  Arbitration

        7.1 All disputes arising out of or relating to this agreement or its formation (including all issues of fraud or the like) shall be settled by arbitration to be held in St. Paul, Minnesota pursuant to then existing rules of the American Arbitration Association. Judgment upon the award of all or a majority of the arbitrators shall be binding upon the parties hereto and may be entered in any court having jurisdiction thereof.

                                  ARTICLE VIII
                            Duration and Termination

        8.1 Unless sooner terminated as herein provided, this agreement shall continue until the expiration of the RHOADES PATENT. Thereafter, neither party shall be under any further obligations with regard to the other.


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        8.2  If any payment by CASH CAN shall be in arrears and remain unpaid for a period of ninety (90) days or if either party is in substantial breach of violation of any of its other duties, covenants or undertakings and has not remedied the same within two (2) months after notice thereof is given by the party not in breach or violation or if either party shall go into liquidation, whether voluntary or compulsory or suffer the appointment of a receiver of its assets or any substantial part thereof, this agreement can be terminated by written notice addressed to the party failing to make payment, in breach, in liquidation or in receivership.

        8.3 Termination of this agreement by either party shall not in any way effect or impair any licenses already granted by CASH CAN. If the termination is by GADAR because of breach by CASH CAN, CASH CAN shall not thereafter grant any further licenses and shall promptly assign the RHOADES PATENT back to GADAR.

        8.4 CASH CAN shall have the right to terminate this agreement without cause at any time upon two (2) months written notice to GADAR.

        8.5 GADAR shall have the right to terminate this agreement without cause at any time after three (3) years from the date hereof if (a) CASH CAN INC. or any majority shareholder enters voluntary or involuntary bankruptcy;
(b) CASH CAN, INC. fails to redeem each of the One Hundred Thousand (100,000) shares of Class A convertible preferred stock (that GADAR or its designee did not previously convert to common stock) on or before March 3, 1999, (c) CASH CAN fails to make the necessary maintenance payment identified in paragraph 5.3 by the 3-1/2, 7-1/2 or 11-1/2 anniversary of the grant of RHOADES PATENT or (d) this agreement is adjudicated or otherwise determined or alleged by CASH CAN, INC. successors or assigns nor legally binding upon CASH CAN, Inc., its successors or assigns.


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                                   ARTICLE IX
                               GENERAL PROVISIONS

        9.1 This agreement is made in the State of Minnesota and constitutes, along with the Consulting Agreement dated March 23, 1993 between William M. Rhoades and CASH CAN, Inc., the entire understanding between the parties hereto with respect to the RHOADES PATENT hereinafter granted and replaces all other purchase or license or technical assistance agreements concerning the RHOADES PATENT which may have previously existed between the parties hereto or their representatives, whether written or oral. Breach of the Consulting Agreement shall constitute a marked breach of this Patent Purchase Agreement. This agreement can be amended or modified only by a written instrument executed by both parties hereto.

        9.2 This agreement shall enure to the benefit of CASH CAN and GADAR, their heirs, successors and assign, including the resulting of any merger, consolidation or reorganization. Prompt notice of any assignment or transfer of this agreement shall be given to the other party. In no event shall CASH CAN be required to make payment to more than one person or organization designated by GADAR.

        9.3 If, at any time during the life of this agreement, any government or agency thereof (including the government of the United States and its courts) shall directly or indirectly disapprove of this agreement or any provisions hereof, GADAR and CASH CAN shall attempt to revise this agreement in a mutually satisfactory manner, and in a manner acceptable to such government or consistent with any judicial degree. In the event that a mutually satisfactory solution is not arrived at, CASH CAN and GADAR shall each have the absolute right to terminate this agreement immediately by giving written notice to the other party. If so terminated, CASH CAN shall reassign the RHOADES PATENT to GADAR or its designee.

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although CASH CAN may continue to sell any devices or equipment which it may then be manufacturing or for which it may have made substantial preparations to manufacture, all free of any obligation to GADAR.

        In witness whereof, the parties hereto have caused this agreement to be signed in duplicate.


[SIG]                                          Michael J. King, President
- --------------------------------               --------------------------------
Witness                                        for CASH CAN, INC.




[SIG]                                          William M. Rhoades, President
- --------------------------------               --------------------------------
Witness                                        for GADAR INDUSTRIES




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